UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2015

GREENFLAG VENTURES INC.
(FORMERLY WTTJ Corp)
(Exact name of registrant as specified in its charter)

BRITISH COLUMBIA	000-54082	837632058
(state or other jurisdiction of incorporation)	(Commission File Number)	(Business Identification Number)

804-750 WEST PENDER STREET, VANCOUVER, B.C, CANADA	V6C 2T7
(address of principal executive offices)	(Postal/zip code)

778-654-3221
(registrant’s telephone number, including area code)

WTTJ CORP
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As result of the reorganization that has taken place on July 27, 2015, Mr. Kris Kottmeier has resigned as the President, CEO and director of WTTJ Corp.

Mr. Richard DiBiase has been elected as a director of the Company and also appointed as the CEO.

Mr. Terry Johnson, CPA has been elected as a director and appointed as CFO of the Company.

Item 8.01 Other Events.

The Company has changed its address to 804-750 West Pender Street, Vancouver, British Columbia Canada, V6C 2T7.

The Company’s new telephone number is 778-654-3221.

The Company has changed its SIC code to 6719 for Holding Companies.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENFLAG VENTURES, INC.

Dated: July 31, 2015	/s/
RICHARD DIBIASE
Chief Executive Officer